                                 [LETTERHEAD]

                                                               Exhibit 10.05(c)

August 25, 1994



Ms. Mary Weaver
The Hunter Group
11 E. Chase Street, Suite 8E
Baltimore, MD 21202

Re: Implementation Partners Agreement dated October 1, 1993 (the "Agreement")

Dear Ms. Weaver

On October 1, 1994, the Agreement between our respective companies will expire. Based on the positive experiences with your company in the past, we want your firm to continue to be an important part of PeopleSoft's business strategy.

Please sign the two originals of this letter where noted if your firm wishes to extend the term of the Agreement for an additional year. The terms and conditions of the Agreement shall apply to this one year extension.

Any applicable license, documentation or support fees applicable to the Agreement shall be billed to (and paid by) your firm upon the execution and return of the document. Please send the executed letters to my attention at the address set forth below. Your firm's copy of this letter will be returned to you once we have completed our countersignature process along with an invoice for applicable fees.

The extension of the Agreement shall commence upon the expiration of the original term and expire one year thereafter on October 1, 1995.

If PeopleSoft does not receive an executed copy of this Agreement extension from your firm within thirty (30) days of the initial expiration date of the Agreement, your firm's name will be removed from PeopleSoft's list of Implementation Partners and the Agreement is terminated. In the event of such termination, all PeopleSoft software or documentation in your firm's possession must be returned to my attention at the PeopleSoft Headquarters in Walnut Creek, California.

Please feel free to contact me at (510) 274-9763 should you have any questions or comments.


Sincerely,                Accepted and agreed to by:      Accepted by PeopleSoft, Inc.

/s/ Rodylyn Dacanay       /s/ Mary T. Weaver              /s/ Robert D. Finnell
-------------------       --------------------            ---------------------
Rodylyn Dacanay           Authorized signature            Authorized signature
Contracts Administrator
                          Mary T. Weaver, Sr. VP          Robert D. Finnell
                          --------------------            ---------------------
                          Printed name and title          Printed name and title

cc: Sebastian Grady             9/9/94                       9 Sept 94
    Geoff Wolfe           --------------------            ---------------------
                          Date                            Date
